UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
(Rule 14a-101)
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IVAX CORPORATION

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     This communication is being made in respect of the proposed merger involving TEVA and IVAX. In connection with the proposed merger, TEVA will be filing a registration statement on Form F-4 containing a proxy statement/prospectus for the stockholders of TEVA and IVAX, and IVAX will be filing a proxy statement for the stockholders of IVAX, and each will be filing other documents regarding the proposed transaction, with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, IVAX’ AND TEVA’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Once filed, the registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s website, www.sec.gov. You will also be able to obtain the proxy statement/prospectus and other documents free of charge by contacting IVAX Investor Relations, c/o David Malina at 4400 Biscayne Boulevard, Miami, Florida 33137, 1800-980-4829 or TEVA Investor Relations c/o Dorit Meltzer at P.O. Box 3190, Petah-Tiqva 49131, Israel, 972-3-926-7554.
     TEVA, IVAX and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding IVAX’ directors and executive officers is available in IVAX’ proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on May 2, 2005, and information regarding TEVA’s directors and executive officers is available in TEVA’s Annual Report on Form 20-F for the year ended December 31, 2004, which was filed with the SEC on March 17, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Pharmaceutical Industries Ltd. July 2005

TODAY'S PRESENTATION CONTAINS FORWARD LOOKING STATEMENTS WHICH EXPRESS THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT. SUCH STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND INVOLVE A NUMBER OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT COULD CAUSE TEVA'S FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER SIGNIFICANTLY FROM THE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE TEVA'S ABILITY TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE ADDITIONAL PHARMACEUTICAL PRODUCTS, THE INTRODUCTION OF COMPETITIVE GENERIC PRODUCTS, THE IMPACT OF COMPETITION FROM BRAND-NAME COMPANIES THAT SELL THEIR OWN GENERIC PRODUCTS OR SUCCESSFULLY EXTEND THE EXLUSIVITY PERIOD OF THEIR BRANDED PRODUCT, TEVA'S ABILITY TO RAPIDLY INTEGRATE THE OPERATIONS OF ACQUIRED BUSINESSES, THE AVAILABILITY OF PRODUCT LIABILITY COVERAGE IN THE CURRENT INSURANCE MARKET, THE IMPACT OF PHARMACEUTICAL INDUSTRY REGULATION AND PENDING LEGISLATION THAT COULD AFFECT THE PHARMACEUTICAL INDUSTRY, THE DIFFICULTY OF PREDICTING U.S. FOOD AND DRUGS ADMINISTRATION ("FDA") AND OTHER REGULATORY AUTHORITY APPROVALS, THE REGULATORY ENVIRONMENT AND CHANGES IN THE HEALTH POLICIES AND STRUCTURE OF VARIOUS COUNTRIES, ACCEPTANCE AND DEMAND FOR NEW PHARMACEUTICAL PRODUCTS AND NEW THERAPIES, UNCERTAINTIES REGARDING MARKET ACCEPTANCE OF INNOVATIVE PRODUCTS NEWLY LAUNCHED, CURRENTLY BEING SOLD OR IN DEVELOPMENT, THE IMPACT OF RESTRUCTURING OF CLIENTS, RELIANCE ON STRATEGIC ALLIANCES, EXPOSURE TO PRODUCT LIABILITY CLAIMS, DEPENDENCE ON PATENT AND OTHER PROTECTIONS FOR INNOVATIVE PRODUCTS, FLUCTUATIONS IN CURRENCY, EXCHANGE AND INTEREST RATES, OPERATING RESULTS, OTHER FACTORS THAT ARE DISCUSSED IN TEVA'S ANNUAL REPORT ON FORM 20-F AND ITS OTHER FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"). FORWARD LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY OR REVISE ANY FORWARD LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.

Teva Acquisition of Ivax Transaction Overview Strategic Rationale Financial Benefits Complementary Businesses, Geographies and Technologies A Leading Generic Company Summary

Transaction Overview Teva to acquire Ivax for approximately $7.4 billion Teva to assume Ivax's existing debt (approximately $1B) Financed with a combination of equity, debt and cash Combination brings together complementary products, pipelines and geographies enhancing growth opportunities Direct presence in more than 50 countries and sales in many more Approximately 25,000 employees Creates cost and sales synergies in generics and innovative businesses and increased vertical integration Annual run-rate of sales at closing expected to exceed $7 billion

Strategic Rationale Enhances leadership position in the US, expands strong presence in Europe and significantly boosts reach in Latin America Brings together exciting prospects for growth, with new proprietary drug offerings in key therapeutic areas including Respiratory (Ivax), Central Nervous System (Teva and Ivax) and Oncology (Teva and Ivax) Enhances vertical integration between API (active pharmaceutical ingredients) and Pharma Ability to respond, on a global scale, to the widest range of requirements of patients, customers, and healthcare providers, both therapeutically and economically

Financial Benefits Transaction expected to become accretive to earnings within first year after closing Ample opportunities for synergies of up to $150 million by the end of the second year after closing Synergies will come from efficiencies in manufacturing, SG&A and R&D Consolidation of operations COGS reduction due to vertical integration Economies of scale in sourcing Sales synergies Complementary distribution

Teva - $4,799 million Ivax - $1,837 million Pro Forma - $6,636 million 2004 Revenue by Product Type ($ in millions) + = ($ in millions) Complementary Businesses 2004 Revenue Contribution Analysis Figures are based on publicly available information

Complementary Geographies Strengthens leadership in US generics Portfolio Pipeline Technologies Enhances current leadership position in the UK Obtains leadership position in France, Russia and Czech Republic and gains strong base in Poland Builds leading presence in Latin America including Venezuela, Chile and Peru and complements Teva's position in Mexico and Argentina

Teva - $4,799 million Ivax - $1,880 million(1) Pro Forma - $6,679 million(1) 2004 Revenue by Geography + = ($ in millions) Excludes $42.1 million in Ivax corporate overhead and other expenses Figures are based on external reporting published by each company respectively Complementary Geographies

Complementary Technologies Combined technology coverage includes Tablets Capsules Controlled release Ointments Creams Liquids Suspensions Soft gels Injectibles Metered dose inhalers Nasal sprays Breath actuated inhalers Breath operated inhalers

Global Generic Research & Development Value in combined pipeline Increased filings at FDA Complementary therapeutic areas Increased likelihood of first to file (FTF) Shared broad line philosophy Strong scientific capabilities and technology across markets and geographies Opportunities to leverage development across markets Exploit centers of excellence

Expanded Therapeutic Proprietary Portfolio Ivax Respiratory Unique breath-operated inhaler technology Environmentally friendly inhalers Oncology Extensive pipeline Nine products in various stages of clinical development Other products in pre-clinical development Neurology MS Epilepsy Teva MS Copaxone-market leader Oral MS candidates include Copaxone and Laquinimod Other Neurology Agilect/Azilect for Parkinson's Pipeline targeting Alzheimer's Other Autoimmune Lupus Oncology Maintain targeted presence in key branded areas

A Leading Generic Company Top 8 generic drug manufacturers (based on 2004 sales) ($ in millions) Source: financial reports; Ratiopharm sales - company website

Financial Terms of the Transaction Purchase consideration $26 per Ivax share, via cash election merger, comprised of $26 in cash or 0.8471 Teva shares (total consideration: $7.4B for stock and approximately $1B for Ivax's debt) Form of consideration subject to proration, based on Ivax shareholders' election, to maintain an aggregate consideration of 50% cash/50% stock Assuming full proration, each Ivax shareholder will receive 0.4235 Teva shares and $13 in cash for each Ivax share Election as to form of consideration to be made by the date of Ivax shareholders meeting Outstanding Ivax options rolled over into Teva options with the same terms Consideration per share $26.00 per Ivax share based on Teva's five-day average closing share price of $30.69 Implies 13.6% premium to Ivax's closing price as of 7/22/05

Summary Combination strengthens global leadership in generics, adds new product lines and growth markets Transaction brings together businesses with complementary geographies, products and pipelines Creates cost and sales synergies in generics and innovative businesses and increased vertical integration Compelling financial rationale EPS accretive within twelve months Substantial synergy opportunities Build on strengths of each company as integration begins

Pharmaceutical Industries Ltd. July 2005